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                                                               Exhibit (23)(ii)





                              CONSENT OF ATTORNEYS

          The undersigned are named as the attorneys for LIFE INVESTMENT FUNDING ENTERPRISES, INC. (the "Registrant") in the Prospectus which is a part of the Registration Statement on Form S-4 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.





                                       /s/   William T. Kirtley, P.A.
                                       -------------------------------
                                             WILLIAM T. KIRTLEY, P.A.



Sarasota, Florida
April 4, 2003

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